Exhibit 10.6

1525 O’Brien Drive, Suite #A

Menlo Business Park

Menlo Park, California 94205

MONTH TO MONTH TENANCY AGREEMENT

THIS MONTH TO MONTH TENANCY AGREEMENT (this “Agreement”) is made and entered into as of April 26, 2007, by and between MENLO BUSINESS PARK, LLC, a California limited liability company (“Lessor”) , and ACCLARENT, INC. a Delaware corporation (“Lessee”).

The parties agree as follows:

1. HIRING: Lessor leases to Lessee and Lessee hires from Lessor on a month to month basis and on the terms and conditions set forth herein, the premises described in the following SCHEDULE:

A. DESCRIPTION OF PREMISES: Approximately 1,000 rentable square feet on the first floor in 1525 O’Brien Drive, Suite #A , Menlo Business Park, Menlo Park, California 94025. The premises are outlined on Exhibit “A” attached hereto and made a part hereof.

B. TERM: Month to month, commencing April 20, 2007. This Agreement creates a tenancy from month to month. Either party may terminate this Agreement by giving at least thirty (30) days prior written notice thereof at any time. The rent shall be due and payable to and including the date of termination.

C. RENT: The initial monthly rent shall be $ 3,000.00, due and payable upon execution of this Agreement.

Rent shall be payable in monthly installments in advance on the first day of each month. Unless otherwise instructed by Lessor, Lessee shall pay rent to Menlo Business Park, LLC, Lessor, c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California 94301. All monetary obligations of Lessee to Lessor under the terms of this Agreement (except the Deposit) are deemed to be rent.

D. DEPOSIT: $3,000.00 due and payable upon execution of this Agreement.

E. USE OF PREMISES: Meeting/conference room and other related legal uses.

F. SERVICES TO BE PROVIDED BY LESSOR: All building services normally provided by Lessor to tenants of comparable premises in Menlo Business Park during regular business hours, Monday through Friday (except recognized holidays), including utilities, janitorial service, and heating, ventilating and air conditioning, but not including electricity for large computers, electric space heaters, or other special equipment such as supplemental HVAC or security system coverage

G. REMOVAL OF PROPERTY: At any time Lessee may, and prior to the termination of this Agreement Lessee shall, remove from the premises furniture, equipment, and other personal property installed by Lessee or at Lessee’s expense. Lessee shall not remove any fixtures or leasehold improvements without Lessor’s prior written consent.

Lessee shall repair any damage to the premises caused by removal of any property, and shall restore the premises to its condition at the commencement of the tenancy, less reasonable wear and tear. All of such removal and restoration shall be accomplished at Lessee’s expense prior to the termination of this Agreement.

H. LESSEE’S INSURANCE: A Commercial general liability policy: $2,000,000.00 limit per occurrence is to be provided to Lessor prior to occupancy . Lessor and Lessor’s property Manager are to be listed as “Additional Insured” and “Certificate Holder” on the policy as follows: Menlo Business Park, LLC and Tarlton Properties, Inc., c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California 94301. Lessee is only required to add/list these Premises to their existing Commercial general liability policy, providing Lessor with a ‘revised’ policy within thirty (30) days.

I. TAXES: Lessor shall pay all real property taxes upon the leased premises.

J. PARKING: Lessee shall have the right to use at no additional cost to Lessee, Lessee’s pro-rata share of parking spaces which is equal to three (3) unreserved on-site vehicular parking spaces, unmarked surface spaces, on a non-exclusive basis, located in the parking area of the Building.

K. BROKER: Tarlton Properties, Inc.

L. CONDITION OF PREMISES: AS IS.

2. RENT: Lessee shall pay to Lessor the rent specified in the Schedule in monthly installments in advance on the first day of each month. Lessor reserves the right to increase the rent upon thirty (30) days prior written notice to Lessee. Lessee agrees to pay the rent to Lessor in lawful money of the United States of America, without deduction or offset. Rent for partial months shall be prorated based on 30 days.

3. DEPOSIT: Upon the execution of this Agreement, Lessee will pay to Lessor as a security deposit the sum specified as “Deposit” in the Schedule. If Lessee shall pay the rent and observe and perform all of the terms, covenants, and conditions of this Agreement through the termination hereof, Lessor will repay the Deposit to Lessee without interest, within thirty (30) days after Lessee vacates the premises. Lessor shall not be required to keep the Deposit separate from Lessor’s general accounts. If Lessee defaults in the payment of rent, damages the premises, fails to leave the premises clean or in the condition referred to in Paragraph 1I and Paragraph 7 upon termination of the tenancy, or defaults in any of the other terms, covenants, or conditions of this Agreement, Lessor may use or apply so much of the security deposit as is reasonably necessary to remedy such default. Lessee agrees to restore the security deposit to the full original amount immediately upon receipt of demand from Lessor therefor.

4. POSSESSION: If Lessor is unable to deliver possession of the premises to Lessee at the commencement of the tenancy for any reason whatsoever, this Agreement shall not be void or voidable for a period of thirty (30) days thereafter, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but the rent shall abate (and/or be pro-rated to available square footage, i.e. office space first) until Lessor delivers possession of the premises to Lessee. If Lessor is unable to deliver possession of the premises to Lessee within thirty (30) days after the commencement of the tenancy referred to in Paragraph B of the Schedule, this Agreement may be terminated by either Lessor or Lessee by written notice to the other at any time thereafter prior to the date possession is delivered to Lessee. In the event this Agreement is terminated pursuant to the foregoing provision, Lessor shall refund to Lessee the initial monthly rent and the Deposit received from Lessee, without interest.

5. USE: The premises shall be used for the purposes specified in Paragraph E of the Schedule, and for no other purpose without the prior written consent of Lessor.

6. HAZARDOUS MATERIALS:

(a) As used herein, “Hazardous Materials” means any substance or material which is now or hereafter regulated by any local, state or federal government entity due to its dangerous, hazardous, toxic, flammable or corrosive characteristics.

(b) Lessee shall not use, store, or transport to or from the premises, or dispose of any Hazardous Materials except (i) the Hazardous Materials listed on Exhibit “B”attached hereto and incorporated by reference herein, as said Exhibit “B” may be amended and supplemented from time to time with Lessor’s prior written consent, and (ii) ordinary and customary office supplies and cleaning materials that are used in the normal course of Lessee’s agreed use of the premises. All such Hazardous Materials (i) shall be used, stored, transported, and disposed of by Lessee in strict compliance with all applicable governmental rules, regulations, codes, ordinances, statutes, directives and other requirements (collectively, “Laws”), and (ii) shall be stored on the premises only in limited quantity required for Lessee’s business at the premises. Lessee shall not cause or permit any Hazardous Materials to be released from or about the premises, including, without limitation, releases into the air, groundwater, or soils underlying, adjacent to, or in the vicinity of the premises. Under no circumstances shall Lessee install, temporarily or permanently, any underground or below-floor tanks, sumps or floor drains relating to the use, storage or disposal of Hazardous Materials. Lessee shall promptly deliver to Lessor (i) a copy of Lessee’s current Hazardous Materials Management Plan, and any amendments or supplements thereto, or replacements thereof, from time to time during the term of this tenancy, and (ii) a copy of all Hazardous Materials reports or plans filed by Lessee with the City of Menlo Park, even though Lessee’s Hazardous Materials Management Plan and any such reports or plans filed with the City show that Lessee is not currently using any reportable Hazardous Materials at the premises.

(c) Lessee, at its sole expense, shall comply with all applicable Laws respecting Hazardous Materials in connection with Lessee’s activities and the activities of its agents, employees, contractors and invitees on or about the premises. Lessee shall perform all investigations, clean-up and other response actions that may be required of Lessee by any governmental authority in, on, or about the premises to the extent related to Lessee’s breach of its obligations under this Paragraph 6.

(d) Lessee shall indemnify, protect, defend, (by legal counsel subject to Lessor’s approval, which shall not unreasonably be withheld) and hold harmless Lessor and its managers, members, property manager, and their respective officers, directors, employees, and agents, from and against all costs (including, but not limited to, environmental response costs), expenses, claims, judgments, losses, demands, liabilities, causes of action, governmental directives, proceedings or hearings, including Lessor’s attorneys and experts’ fees and costs, relating to or arising in connection with the use, handling, generation, storage, transportation, release or disposal of Hazardous Materials by Lessee, its employees, agents, invitees or contractors, on, in, beneath, about or from the premises, and/or relating to the breach of any of Lessee’s obligations under this Paragraph 6. Lessee shall reimburse or compensate Lessor for (i) losses in or reductions to rental income, (ii) all costs of clean-up or other alterations to the Building, Land, or the premises, and (iii) any diminution in the fair market value of the premises caused by Lessee’s use, handling, generation, storage, transportation, release or disposal of Hazardous Materials.

(e) Lessee shall immediately notify Lessor in writing upon becoming aware of any environmental investigation, clean-up or other environmental response action or any claim or action requested, demanded, instituted or to be instituted by a governmental entity, relating to any release or migration of Hazardous Materials on, in, beneath, or adjacent to the premises.

(f) Upon the written request of Lessor, Lessee shall, prior to the expiration of the tenancy and the surrender of possession of the premises by Lessee to Lessor, obtain at Lessee’s expense an environmental closure report certified by the appropriate department of the City of Menlo Park, and a copy of such certification shall be delivered to Lessor. Such closure shall include the removal and remediation at Lessee’s expense of any Hazardous Materials in, on, under, or about the premises released or discharged by Lessee or by Lessee’s employees, agents, contractors, or invitees.

(g) The obligations of Lessee under this Paragraph 6 shall survive the termination of this Agreement.

7. TENANT IMPROVEMENT WORK:

(a) Lessee shall, at Lessee’s sole cost and expense, contract to perform the following tenant improvement work as required at Lessee’s discretion: 1) Purchase and install a new door with a locking handle, in the demising wall between Suite A and Suite B (between their server room and the conference room); and 2) Disassemble approximately seven (7) cubicles in Suite A on the 1st floor and reassemble six (6) cubicles per direction from Acclarent, in their existing company meeting area in Suite B.

(b) Lessee agrees, at Lessee’s sole cost and expense, to restore the Suite A premises prior to their termination as follows: 1) the demising wall between Suite A and Suite B, removing the door and repairing the demising wall to its original condition, which includes patching and painting to match existing color, if/when another tenant is to occupy the space; and 2) Replacement cubicles, of like color/style would be purchased and installed in Suite A by Acclarent if/when another tenant is to occupy the Suite A space.

8. CONDITION OF PREMISES: Lessee’s taking possession of the premises and occupying the same for thirty (30) days without giving written notice to Lessor within said period of any defect in the premises shall be conclusive evidence as against Lessee that the premises were in good order and satisfactory condition when Lessee took possession. No promise to alter, remodel, or improve the premises or the Building and no representation respecting the condition of the premises or the Building has been made by Lessor to Lessee. Lessee waives all right to make repairs at the expense of Lessor, or to deduct the cost thereof from the rent. Upon the termination of this Agreement, Lessee shall surrender the premises in as clean and good a condition as when Lessee took possession, ordinary wear or loss by fire or other natural force excepted, failing which Lessor may restore the premises to such condition and Lessee shall pay the cost thereof to Lessor upon demand. “Ordinary wear” shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of Lessee’s obligations under this Agreement.

9. ALTERATIONS AND REPAIRS: Lessee shall not make or permit to be made any other alterations, additions, improvements, or changes (collectively, “Alterations”), in the premises, without Lessor’s prior written approval, which approval Lessor may withhold in Lessor’s sole discretion. Subject to the services to be rendered by Lessor as set forth in the Schedule, Lessee shall, at Lessee’s expense, keep the premises generally consistent with the standard maintained by other tenants of premises in the Building during the tenancy. If Lessee does not make repairs promptly and adequately, Lessor may, but need not, make repairs, and Lessee shall pay promptly the reasonable cost thereof. At any time or times, Lessor, either voluntarily or pursuant to governmental requirement, may, at Lessor’s expense, make repairs, alterations, or improvements in or to the Building or any part thereof, including the premises, and, during such operations Lessor may close entrances, doors, corridors, elevators, or other facilities, all without any liability to Lessee or deduction of rent by reason of interference, inconvenience, or annoyance; provided that Lessee shall have access to the premises sufficient for conduct of Lessee’s business. Lessor shall not be liable to Lessee for any expense, injury, loss, or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street, or alley, provided that Lessor makes a reasonable effort to minimize the disruption to Lessee’s business. In the event Lessee requests that repairs, alterations, decorating, or other work in the premises be made during periods other than ordinary business hours, Lessee shall pay Lessor for overtime and other additional expenses incurred because of such request.

10. LIENS: Lessee agrees to keep the premises and the property on which the premises are located free from any liens arising out of any work performed, materials furnished, or obligations incurred by Lessee.

11. INDEMNIFICATION: Lessee waives all claims against Lessor for loss or damage to property, or to Lessee’s furniture, fixtures, equipment, inventory, supplies, work in process, or finished goods, in, upon, or about the premises, and for injury to persons in, upon, or about the premises from any cause arising at any time, unless such loss or damage is caused solely and directly by the gross negligence or willful misconduct of Lessor. Lessee shall indemnify, defend, and hold Lessor harmless from and against any claims, demands and against liability for any damage or injury to any person or property arising from the use of the premises by Lessee or from the failure of Lessee to keep the premises in good condition as herein provided. Lessor shall not be liable to Lessee for any damage or liability resulting from any act or negligence of any cotenant or other occupant of the Building, or by an owner or occupant of adjoining or contiguous property, or for overflow, breakage, or leakage of water, steam, gas, or electricity from pipes, wires, or otherwise. Lessee will pay for all damage to the Building and to the tenants and occupants thereof caused by the misuse or neglect of the premises by Lessee or its invitees. Lessee shall immediately defend Lessor at Lessee’s expense with counsel reasonably acceptable to Lessor against any claims, demands, or liability for which Lessee has indemnified Lessor pursuant to this Agreement without the requirement that Lessee shall first be determined to be liable for such claim or demand, and without the requirement that either Lessor or Lessee shall have first paid any amount whatsoever on account of any such claim or demand.

12. INSURANCE: Lessee at Lessee’s expense shall provide and keep in force during the tenancy and for the benefit of Lessor and Lessee a commercial general liability insurance policy with recognized casualty insurance company (ies) qualified to do business in California, protecting Lessor and Lessee against any and all liability occasioned by any occurrence in an amount not less than that specified in the Schedule.

Lessee shall furnish certificates of insurance to Lessor naming Lessor and Lessor’s property manager as “Additional Insured” and “Certificate Holder” as follows: Menlo Business Park, LLC and Tarlton Properties, Inc., c/o Tarlton Properties, Inc., 955 Alma Street, Palo Alto, California 94301. Evidence of coverage shall provide that the insurer shall give thirty (30) days prior written notice to Lessor of cancellation or non-renewal or non-payment of premium. Lessor shall during the tenancy carry fire and extended coverage insurance insuring Lessor’s interest in the premises in such amounts and covering such perils as Lessor shall determine, but Lessor shall have no obligation to insure against loss by Lessee to Lessee’s leasehold improvements, fixtures, furniture, equipment, or other personal property in, on, or about the premises occurring from any cause whatsoever and Lessee shall have no interest in the proceeds of any insurance carried by Lessor.

If Lessor’s insurance rates for the premises are increased at any time during the term as a result of the nature of Lessee’s use and occupancy of the premises, Lessee agrees to reimburse Lessor for the full amount of such increase immediately upon receipt of demand from Lessor therefor. Such increase shall be prorated as of the expiration of the term, if applicable.

13. SUBROGATION: Lessor and Lessee hereby waive all rights of subrogation which their respective insurers might have under all policies of insurance now existing or hereafter purchased during the term by either Lessor or Lessee, insuring or covering the premises or any portion thereof, or Lessee’s leasehold improvements, furniture, fixtures, equipment, personal property, business, or operations in, on, or about the premises.

14. TAXES: Lessee will pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed, or imposed and which become payable during the term hereof upon Lessee’s fixtures, furniture, equipment, and personal property located on the premises.

15. SERVICES: So long as Lessee is not in default hereunder, Lessor will furnish the premises with such services as are specified in the Schedule. Lessee will pay for all other services supplied to the premises. Lessor shall not be liable to Lessee or to any other party for any claim, injury, damage, rebate, or charge of any kind whatsoever which may arise or accrue in case of the interruption of the supply of water, heat, electricity, elevator service, air conditioning, or other utility services caused by conditions beyond Lessor’s control, or by accident, failure of power supply, repairs, strikes, fire, flood, act of God, or on account of any defect of the Building or the premises. As early as reasonable, advance warning shall be given to Lessee to safeguard against interruption in Services.

16. PARKING: Lessee shall have the non-exclusive right to use the number of unmarked parking spaces specified in the Schedule. Lessee agrees that vehicles of Lessee or its employees shall not park in driveways or occupy parking spaces or other areas reserved for other specific uses such as by visitors, delivery, loading, or other tenants.

17. DESTRUCTION: If a partial destruction of the Building or appurtenances occurs during the tenancy from any cause either Lessor or Lessee may terminate this Agreement upon giving prompt written notice to the other party within thirty (30) days after the casualty occurs. If this Agreement is not terminated, Lessor shall make such repairs within a reasonable time and this Agreement shall continue in full force and effect and the rent shall be proportionately reduced while the repairs are being made, subject to the right of either party to terminate the tenancy upon thirty (30) days written notice to the other party. A total destruction of the Lessee Suite or the Building in which the premises are located shall terminate this Agreement immediately.

In the event of termination of this Agreement pursuant to any of the provisions of this Paragraph 16, rent and Lessee’s portion of any property tax increase shall be apportioned on a per diem basis and shall be paid to the date of the termination. In no event shall Lessor be liable to Lessee for any damages resulting to Lessee from the happening of such casualty or from the repairing or reconstruction of the premises or of the Building, or from the termination of this Agreement as herein provided, nor shall Lessee be relieved thereby or in any such event from Lessee’s obligations hereunder except to the extent and upon the conditions expressly stated in this Paragraph 16.

18. ASSIGNMENT AND SUBLETTING: Assignment of this Agreement by Lessee or subletting of all or any portion of the premises is expressly prohibited.

19. EMINENT DOMAIN: If the whole or any substantial part of the Building or appurtenant real property shall be taken or condemned by any competent authority for any public use or purpose, this Agreement shall terminate on the date when the possession of the part so taken shall be required for such use or purpose. Rent shall be apportioned as of the date of such termination. The entire award shall be the property of Lessor and Lessee shall have no interest therein.

20. SUBORDINATION: The rights of Lessee under this Agreement shall be and they are subject to and subordinate at all times to the lien of any mortgage or deed of trust now or hereafter in force against the property, and to all advances made or hereafter to be made upon the security thereof. Lessee shall promptly execute such further instruments subordinating this Agreement to the lien of any such encumbrance, as Lessor may request.

21. SIGNS: Lessee shall not place any signs, lettering, marks, photographs, or any other material whatsoever, on the interior or exterior of the doors, windows, hallways, or any other place, in, on, or about the premises, the Building, or its appurtenances, without Lessor’s prior written approval of the size, style, design, color, material, manner of applying or fastening, and location thereof.

22. REMEDIES: If Lessee fails to make any payment of any sum due under this Agreement for three (3) business days after written notice from Lessor, or if Lessee fails to perform any other term of this Agreement for ten (10) days after written notice from Lessor, or if Lessee’s interest herein, or any part thereof, is assigned or transferred, either voluntarily or by operation of law, then Lessee shall be in breach of this Agreement and, in any such event Lessor may, at its option, terminate this Agreement and Lessee’s right to possession of the premises by giving written notice to Lessee and repossess the premises and remove all persons and property therefrom. If Lessor terminates this Agreement and Lessee’s right to possession and repossesses the premises because of a breach of this Agreement by Lessee, Lessor may recover from Lessee all amounts necessary to compensate Lessor for all the detriment proximately caused by Lessee’s failure to perform its obligations under this Agreement or which in the ordinary course of things would be likely to result therefrom.

The termination of this Agreement shall not relieve Lessee from liability under any indemnity provisions of this Agreement which by the terms hereof survive the termination of this Agreement, including, but not limited to, Lessee’s obligations under Paragraph 6, Hazardous Materials.

23. LATE CHARGES; INTEREST:

(a) Lessee hereby acknowledges that late payment of rent by Lessee will cause Lessor to incur costs not contemplated by this Agreement, the exact amount of which will be extremely difficult to ascertain. Accordingly, if any rent is not received by Lessor within three (3) days after such amount shall be due, Lessee shall pay to Lessor a one-time late charge equal to five percent (5%) of such overdue amount. The parties acknowledge that the late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance by Lessor of the late charge shall not constitute a waiver of Lessee’s default with respect to such overdue amount nor prevent the exercise of any of Lessor’s other rights and remedies hereunder.

(b) All monetary payments due Lessor hereunder, other than late charges, not received by Lessor within three (3) days after the same are due shall bear interest from the date when due at rate of ten percent (10%) per annum. Interest is payable in addition to any late charge due under subparagraph (a) above.

(c) If Lessee’s rent is delinquent three (3) times in any consecutive twelve (12) month period, a rolling twelve (12) months, then Lessee shall be required to immediately pay to Lessor the sum of six (6) months rent , together with any and all outstanding late charges and interest. Should Lessee not comply with these terms, Lessor has the right to commence termination of this Agreement by giving at least thirty (30) days prior written notice to Lessee.

24. REMOVAL OF PROPERTY: Lessee hereby irrevocably grants to Lessor the right to enter upon the premises in the event of default by Lessee in the payment of rent or in the performance of any term, covenant, or condition herein contained to be kept or performed by Lessee, and to remove any and all furniture and personal property whatsoever situated upon the premises, and to place such property in storage for the account of and at the expense of Lessee. In the event that Lessee shall not pay the cost of storing any such property after the property has been stored for a period of ninety (90) days or more, Lessor may sell any or all of such property, at public or private sale, in such manner and at such times and places as may be commercially reasonable. Lessor shall apply the proceeds of such sale first to the cost and expenses of such sale, including reasonable attorney’s fees actually incurred; second, to the payment of the cost of storing any such property; third, to the payment of any other amount which may then or thereafter be due to Lessor from Lessee under any of the terms hereof; and, fourth, the balance, if any, to Lessee.

25. WAIVER: The waiver by Lessor or Lessee of any breach of any term, covenant, or condition of this Agreement shall not be deemed to be a waiver of such term, covenant, or condition or any subsequent breach of the same or any other term, covenant, or condition of this Agreement. The subsequent acceptance of rent by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant, or condition of this Agreement, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.

26. HOLDING OVER: Lessee shall vacate the premises and deliver the same to Lessor promptly upon the termination of this Agreement. In the event Lessee is holding over without the prior written consent of Lessor, Lessee shall pay to Lessor as monthly rent during such holdover period an amount equal to one hundred fifty percent (150%) of the monthly rent in effect at the termination of this Agreement and Lessee shall be liable to Lessor for all costs, expenses, and consequential damages incurred by Lessor as a result of such holdover. The rental payable during such holdover period shall be payable to Lessor upon demand.

27. ATTORNEY’S FEES: If either party brings an action or proceeding involving the premises to enforce the terms of this Agreement or to declare rights hereunder, the prevailing party in any such action or proceeding, or appeal thereon, shall be entitled to reasonable attorney’s fees. Such fees may be awarded in the same action or proceeding or recovered in a separate action or proceeding, whether or not such action or proceeding is pursued to decision or judgment. “Prevailing party” shall include, without limitation, a party who substantially obtains or defeats the relief sought, whether by compromise, settlement, judgment or the abandonment by the other party of its claim or defense.

28. NOTICES: All notices to be given to Lessee shall be in writing and may be delivered to Lessee personally or by depositing the same in the United States mail, postage prepaid, and addressed to Lessee at the premises, whether or not Lessee has departed from, abandoned, or vacated the premises. Notices to Lessor shall be in writing and may be delivered personally to Lessor or by depositing the same in the U.S. mail, postage prepaid, and addressed to Lessor at the address to which the rent is paid.

29. COMMISSION: Lessee warrants that Lessee has not had any dealings with any broker, agent, or finder, other than Tarlton Properties, Inc. in connection with negotiating or securing this Agreement. Lessee agrees to indemnify Lessor against any claim, demand, or liability by or to any broker, agent, or finder, other than Tarlton Properties, Inc.

30. GENERAL PROVISIONS: This Agreement contains all of the terms, covenants, and conditions agreed to by Lessor and Lessee and it may not be modified orally or in any manner other than by an agreement in writing signed by all of the parties to this Agreement or their respective successors in interest.

Each term and provision of this Agreement performable by Lessee shall be construed to be both a covenant and a condition.

The terms of this Agreement shall apply to and bind the heirs, successors, executors, administrators, sublessees, and assigns of the parties, subject to the provision prohibiting assignment or subletting by Lessee.

When the context of this Agreement requires, the masculine gender includes the feminine, a corporation, or a partnership, and the singular number includes the plural.

The captions of this Agreement are for convenience only and are not a part of this Agreement and do not in any way limit or amplify the terms and provisions of this Agreement.

This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to tenancies from month to month.

Time is of the essence as to all of the provisions of this Agreement.

LESSOR:		LESSEE:

MENLO BUSINESS PARK, LLC		ACCLARENT, INC.
a California limited liability company		a Delaware corporation

By:	/s/ John C. Tarlton	By:	/s/ James R. Zuegel
	John C. Tarlton Agent & DM		James R. Zuegel, V.P. Operations

Date:		Date:	5/1/07

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